                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
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[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Sections 240.14a-11(c) or
        Sections 240.14a-12

                                  LITRONIC INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                  LITRONIC INC.
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
       or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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       2.     Aggregate number of securities to which transaction applies:

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       3.     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       4.     Proposed maximum aggregate value of transaction:

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       5.     Total fee paid:

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[ ]    Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1.     Amount Previously Paid:
                                     -------------------------------------------

       2.     Form, Schedule or Registration Statement No.:
                                                           ---------------------

       3.     Filing Party:
                           -----------------------------------------------------

       4.     Date Filed:
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

                                 LITRONIC INC.
                             17861 CARTWRIGHT ROAD
                            IRVINE, CALIFORNIA 92614

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 15, 2000

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of LITRONIC INC., a Delaware corporation (the "Company"), will be held at Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, CA 92612, on June 15, 2000, at 2:00 p.m., Pacific Time, for the following purposes, as more fully described in the accompanying Proxy Statement:

     (1) To approve an amendment and restatement of the Company's 1999 Stock Option Plan to increase the number of shares of Common Stock available for issuance under the Plan to 1,500,000 shares.

     (2) To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ended December 31, 1999 and the fiscal year ending December 31, 2000.

     (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 21, 2000, will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Gregg Amber, Secretary

Irvine, California
May 19, 2000

     PROXY ATTACHED. YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them an original proxy or letter from that broker or other nominee confirming their ownership of shares and to provide evidence of whether such stockholders have voted previously at this meeting.

                                 LITRONIC INC.
                             17861 CARTWRIGHT ROAD
                            IRVINE, CALIFORNIA 92614

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

           THIS PROXY MATERIAL IS FIRST BEING MAILED TO STOCKHOLDERS
                            ON OR ABOUT MAY 19, 2000

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 15, 2000

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Litronic Inc., a Delaware corporation ("Litronic" or the "Company"), for use at its 2000 Annual Meeting of Stockholders to be held on June 15, 2000, at 2:00 P.M., Pacific Time, at Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, CA 92612 ("Annual Meeting"). In this Proxy Statement, references to "us," "we," and "our," and similar statements, refer to Litronic.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about May 19, 2000. It is contemplated that the solicitation of proxies will be made primarily by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, our officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by us. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserve the option of doing so if it should appear that a quorum otherwise might not be obtained.

     Holders ("stockholders") of shares of our common stock, $.01 par value per share ("Common Stock"), who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to our Secretary at 17861 Cartwright Road, Irvine, California 92614, in writing prior to or at the Annual Meeting or by attending the Annual Meeting and voting in person. Any stockholder who holds stock in the name of a broker or other nominee and who desires to revoke a previously executed proxy or vote in person at the Annual Meeting must furnish or bring with them an original proxy, if such person has not yet voted at this Annual Meeting, or a copy of any proxy previously voted. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the approval of the amendment and restatement of our 1999 Stock Option Plan to increase the number of shares of our Common Stock subject to such plan from 600,000 shares to 1,500,000 shares and "FOR" the approval of the ratification of KPMG LLP as our independent auditors for the fiscal year ended December 31, 1999 and the fiscal year ending December 31, 2000. This Proxy Statement is first being mailed to stockholders on or about May 19, 2000.

                               VOTING SECURITIES

     We have one class of securities outstanding, Common Stock. Holders of our Common Stock of record as of the close of business on April 21, 2000 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of April 21, 2000, there were 9,880,802 shares of Common Stock outstanding and entitled to vote. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information as of April 21, 2000, regarding the beneficial ownership of our Common Stock by (i) all directors, (ii) each of the Named Officers identified in the Summary Compensation Table, (iii) all current directors and executive officers as a group and (iv) each person known by us to own five percent (5%) or more of our voting securities. The address of each person named below is the same as ours.

                                                                BENEFICIAL OWNERSHIP OF
                                                                     COMMON STOCK
                      NAME AND ADDRESS                        ---------------------------
                    OF BENEFICIAL OWNER                       NUMBER OF SHARES    PERCENT
                    -------------------                       ----------------    -------
Kris Shah...................................................     3,220,479         32.5%
William W. Davis, Sr........................................     1,084,969         10.9%
Lillian Davis...............................................     1,084,969         10.9%
Robert J. Gray..............................................        77,413            *
William Holmes..............................................         3,484            *
Robert Brich................................................         1,800            *
Roy Luna....................................................            --            *
James Prohaska..............................................         3,500            *
Matthew Medeiros............................................         1,500            *
Mark Gembicki...............................................         1,500            *
Gregg Amber.................................................            --            *
All directors and executive officers as a group (9
  persons)..................................................     5,479,614         54.8%

---------------
 *  Less than 1%

(1) Thomas J. Seykora, our former chief financial officer, is excluded from this list as he resigned on November 17, 1999.

     Other than the persons named above, no one is known to us to own five percent (5%) or more of the voting securities of the Company.

     In calculating the information in the table, we relied on the following assumptions:

     - All persons named in the table have sole voting and investment power over all shares they beneficially own, subject to community property laws, where applicable; and

     - A person or entity is considered the beneficial owner of securities that it can acquire through the exercise of options within 60 days from April 21, 2000.

     The shares beneficially owned by Kris Shah include: (a) 435,301 shares held by the Chandra L. Shah Trust, of which Mr. Shah is the trustee, (b) 435,301 shares held by the Leena Shah Trust, of which Mr. Shah is the trustee and (c) 2,349,877 shares held by the Kris and Geraldine Shah Family Trust, of which Mr. Shah and his wife are the trustees and beneficiaries.

     The shares beneficially owned by all directors and executive officers as a group include 27,482 shares issuable upon exercise of currently exercisable options and exclude 45,628 shares issuable upon exercise of options which become exercisable at various times commencing December 1, 2000. The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership.

MANAGEMENT OF THE COMPANY

     The following table sets forth the names and certain information as of April 21, 2000, regarding our directors, executive officers and key employees:

          NAME AND POSITION             AGE                   POSITION
          -----------------             ---                   --------
Kris Shah.............................  60     Chairman of the Board and Chief
                                               Executive Officer
William W. Davis, Sr..................  49     President, Chief Operating Officer and
                                               Director
Roy Luna(2)...........................  49     Chief Financial Officer
Robert J. Brich.......................  56     Vice President, Network Solutions
                                               Sales
James Prohaska........................  51     Vice President, Sales
Robert J. Gray........................  63     Vice President, Product Development
William S. Holmes.....................  54     Vice President, Marketing
Mark Gembicki.........................  34     Director
Matthew Medeiros(1)...................  44     Director
Gregg Amber(1)(3).....................  43     Secretary and Director

---------------
(1) Members of Audit Committee.

(2) Appointed effective January 4, 2000.

(3) Secretary at IPO, appointed to the position of director as of April 17, 2000.

     Kris Shah is our chairman of the board and chief executive officer. Mr. Shah has been Litronic's president and chief executive officer since he founded the company in 1970. Mr. Shah's career has involved every major aspect of circuit design and chip packaging technology, including research and development, manufacturing, engineering, marketing and strategic planning. Before forming Litronic, Mr. Shah held management level positions at Hughes Aircraft Co., Fiberite Inc. and Bell Industries, Inc. Mr. Shah earned his B.S. and M.S. degrees in mechanical engineering from the University of Southern California in 1962 and 1964.

     William W. Davis, Sr. is our president and chief operating officer. Mr. Davis joined Litronic after our initial public offering ("IPO") in June 1999. Mr. Davis served as president and chief executive officer of Pulsar Data Systems, Inc. ("Pulsar") since he founded it in 1982. Before founding Pulsar, Mr. Davis held various management positions with several Fortune 1000 companies, including DuPont, Chevron and Occidental Petroleum Corporation. Mr. Davis earned his B.S. in agronomy from Southern University in 1972 and completed advanced executive management programs at Dartmouth College in 1994 and the University of Miami in 1995.

     Roy E. Luna is our chief financial officer. Mr. Luna joined Litronic in January 2000 as its chief financial officer. From June 1995 to December 1999, Mr. Luna was primarily involved in pursuing personal interests. From May 1992 to May 1995, Mr. Luna held the position of senior vice president and chief financial officer of CareLine, Inc. CareLine was a publicly traded company involved in emergency medical transportation. Mr. Luna was one of three original founders of CareLine. Prior to May 1992, Mr. Luna held a variety of financial management positions. Mr. Luna is a certified public accountant and received a B.A. degree in Business Administration from California State University, Fullerton in 1972.

     Robert J. Brich is our vice president, network solutions sales. Mr. Brich joined Litronic in June 1999 after the IPO. Mr. Brich is responsible for the development, management and performance of Litronic's networking and data security solutions and services. Mr. Brich has served as executive vice president of technical services of Pulsar since September 1998. From January 1998 to September 1998, Mr. Brich served as president of Infotex Ltd., a developer of data security products. From September 1997 to December 1997, Mr. Brich served as director of business development for SFA, Inc., an engineering services company. Mr. Brich served as executive vice president of Management Systems Applications, Inc., a worldwide information and electronic security provider, from June 1994 to September 1997. Mr. Brich served as senior vice president of

SEACOR, an engineering consulting firm from January 1990 to June 1994. Mr. Brich retired as a commander in the U.S. Navy after 22 years of service. Mr. Brich holds a B.S. in education from East Stroudsburg University, an M.S. from the Naval War College and an MBA from Marymount College. He also attended strategic management curriculums at Wharton School of Business.

     James S. Prohaska is our vice president, sales. Mr. Prohaska joined Litronic in December 1999. From September 1998 to November 1999 Mr. Prohaska was executive vice president of Aliroo, Inc., an international document security software provider. At Aliroo, Mr. Prohaska was responsible for all aspects of sales and marketing. From May 1990 to August 1998 Mr. Prohaska was director of business development for Litronic. As director of business development, Mr. Prohaska was responsible for developing customer relationships, directly pursuing major sales opportunities and supervising other individuals involved in the sales process. Before May 1990, Mr. Prohaska held a number of sales and marketing positions at firms such as Tektronix Inc., United Telecom Corp./Megatek Division and Genisco Computers. He holds a B.A. in economics from George Mason University and completed advanced postgraduate studies in business management at the University of Virginia.

     Robert J. Gray is our vice president, product development. Mr. Gray joined Litronic in May 1990. Mr. Gray served as president of Cyphernet, Inc., a division of Codercard, Inc., a data security company, from January 1985 to May 1990. Mr. Gray has also served as president of Genisco Computers Corp., a leading manufacturer of computer graphics and imaging hardware for the computer aided design, image processing and simulation markets. After obtaining his education in meteorology, oceanography and computer sciences from various military schools including the Naval Postgraduate School in Monterey, California, Mr. Gray served as an officer in the U.S. Navy for 22 years, specializing in meteorology and computer sciences.

     William S. Holmes is our vice president, marketing. Mr. Holmes joined Litronic in October 1998 as vice president, marketing and sales. From September 1996 to September 1998, Mr. Holmes served as vice president, sales and marketing for Gigatron Software Corporation, a private information management company. From April 1996 to September 1996, Mr. Holmes served as consultant to Novaquest Infosystems Inc., a computer reseller. From October 1985 to April 1996, Mr. Holmes served as vice president, managing director of California Software Products, Inc. From June 1984 to October 1985, Mr. Holmes served as sales manager of Data Logic Ltd., a subsidiary of Raytheon Corporation. From February 1971 to June 1984, Mr. Holmes served in project management for International Computer Limited in England and South Africa. Mr. Holmes attended Watford College of Technology in England.

     Mark Gembicki has been serving as one of our directors since June 9, 1999. Mr. Gembicki is currently chairman and chief technology officer of WarRoom Research Inc., an Annapolis, Maryland-based company Mr. Gembicki founded in August 1995. WarRoom Research provides Internet-based technologies and processes that enable organizations to effectively manage their enterprise-wide knowledge for corporate advantage. Mr. Gembicki acted as an advisor to the U.S. government from August 1993 to August 1995, consulting on topics focusing on computer security applications and cybercrime investigations.

     Matthew Medeiros has been serving as one of our directors since June 9, 1999. Since February 1998, Mr. Medeiros has served as chairman and chief executive officer of Phillips Flat Display Systems. Before joining Phillips, Mr. Medeiros served as vice president and general manager for the optical polymers group, and as vice president of business development for the electronic materials division of Allied Signal Inc. from January 1996 to February 1998. Mr. Medeiros served as an executive officer of Radius, Inc., including as its vice president and general manager, MacIntosh systems, and as its vice president operations and information systems, from March 1993 to January 1996. Mr. Medeiros also previously served in executive positions with Radius, Inc., NeXT Computer and Apple Computer, Inc. in which positions he developed an extensive background in personal computer manufacturing, operations and materials management. Mr. Medeiros received his B.S. in business administration, management science and finance from the University of San Francisco.

     Gregg Amber was appointed as a Class II director on April 17, 2000. He is currently the Senior Vice President, Secretary, and General Counsel for ZLand.com, Inc. Mr. Amber has been with ZLand.com, Inc. since December 1999. From March 1998 through November 1999, Mr. Amber was a partner with the law firm of Rutan & Tucker, LLP. Prior to that time, and since January 1995, he was a partner with the law firm of Snell & Wilmer LLP. Mr. Amber holds a B.A. in political science and mathematics from Principia College and a J.D. from Stanford Law School.

     There are no family relationships among Litronic's officers and directors.

     There are currently five (5) directors on our Board of Directors; however, Mr. Gembicki is not standing for re-election to be a Class I director. The Board of Directors has not found a replacement for Mr. Gembicki and the deadline for the submission of shareholder proposals, including nominations by shareholders, has passed. Therefore, the seat for a Class I director will remain vacant until a replacement for Mr. Gembicki is duly appointed by the Board of Directors in accordance with our Bylaws.

     Our Board of Directors held two (2) meetings during the fiscal year ended December 31, 1999. The Board of Directors also took action by unanimous written consent on five (5) occasions. The Board of Directors has established an Audit Committee. Even though the Audit Committee did not hold any meetings during the fiscal year ended December 31, 1999, representatives of KPMG LLP made presentations to the Board of Directors at two regularly scheduled meetings of the Board of Directors on November 2, 1999 and March 27, 2000, at which the members of the Audit Committee were present. Each incumbent director attended all of the meetings of the Board in the fiscal year ended December 31, 1999.

     The Audit Committee is responsible for recommending to the Board of Directors the appointment of our independent auditors, examining the results of audits and quarterly reviews and reviewing internal accounting controls. During the fiscal year ended December 31, 1999, the Audit Committee was comprised of Matthew Medeiros and Mark Gembicki.

     The Board of Directors did not establish a Compensation Committee or a Nominating Committee during the fiscal year ended December 31, 1999.

DIRECTOR'S COMPENSATION

     Directors receive no compensation for serving on the Board or any committee although directors are reimbursed for expenses incurred in attending Board and committee meetings. No compensation is paid for attending meetings of committees of the Board of Directors on which directors serve. The Company may periodically award options or warrants to its directors, under its existing stock option plans and otherwise.

LITIGATION

     During the fiscal year ended December 31, 1999, there were no material proceedings to which any of our directors, officers, affiliates or owners of record or beneficially of more than five percent of our Common Stock, or any associate thereof, was a party adverse, or has a material interest adverse, to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities issued by us. Officers, directors and greater than ten percent (10%) stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

     Based solely on the review of copies of such reports furnished to us, we believe that during the fiscal year ended December 31, 1999, our officers, directors and all persons who own more than ten percent (10%) of a registered class of our equity securities complied with all Section 16(a) filing requirements, except as set forth below.

     James Prohaska, an executive officer of the Company, did not file on a timely basis an Initial Statement of Beneficial Ownership of Securities on Form
3. Matthew Medeiros and Mark Gembicki, directors of the Company, each did not file on a timely basis an Annual Statement of Changes in Beneficial Ownership on

Form 5 ("Form 5") to report the grant to each of an option to purchase Common Stock. Robert Brich, an executive officer of the Company, did not file on a timely basis a Form 5 to report the grant of an option to purchase Common Stock and did not file on a timely basis a Statement of Changes of Beneficial Ownership of Securities on Form 4 to report the sale of shares of Common Stock. Robert J. Gray, an executive officer of the Company, did not file on a timely basis a Form 5 to report the exercise of an option to purchase shares of Common Stock. Thomas J. Seykora, a former executive officer of the Company, did not file on a timely basis a Form 5 to report the grant and exercise of an option to purchase Common Stock.

     All of the transactions described above were subsequently reported on the appropriate forms.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation paid to our Chief Executive Officer and each of our other executive officers ("Named Officers") who received an annual salary and bonus of more than $100,000 for services rendered to us during the fiscal year ended December 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                              COMPENSATION AWARD
                                               ANNUAL COMPENSATION        --------------------------
                                           ---------------------------                    SECURITIES
                                           FISCAL                            OTHER        UNDERLYING
       NAME AND PRINCIPAL POSITION          YEAR      SALARY     BONUS    COMPENSATION     OPTIONS
       ---------------------------         ------    --------    -----    ------------    ----------
Kris Shah,                                  1999     $201,176      --        *                  --
  Chairman of the Board and Chief
  Executive Officer
William W. Davis,                           1999     $142,430      --        *                  --
  President, Chief Operating Officer and
  Director
Robert J. Gray,                             1999     $101,329      --       --                  --
  Vice President, Product Development
William S. Holmes,                          1999     $127,599      --        *              11,613
  Vice President, Marketing
Thomas J. Seykora,                          1999     $100,713      --       --                  --
  Former Chief Financial Officer(1)

---------------
(1) Mr. Seykora resigned as our Chief Financial Officer on November 17, 1999.

 * The executive officers also received other fringe benefits from Litronic in their capacities as executive officers; however, those benefits were less than $50,000 during the year ended December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding option grants in the fiscal year ended December 31, 1999 to the Named Officers. We did not grant any stock appreciation rights in the year ended December 31, 1999.

                                                                                                         POTENTIAL
                                                                                                     REALIZABLE VALUE
                                                                                                        AT ASSUMED
                                                        PERCENT OF                                    ANNUAL RATES OF
                                          NUMBER OF    TOTAL OPTIONS                                    STOCK PRICE
                                          SECURITIES      GRANTED                                    APPRECIATION FOR
                                          UNDERLYING      TO ALL                                      OPTION TERM(2)
                                 GRANT     OPTIONS     EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   -----------------
        NAMED OFFICER            DATE      GRANTED      FISCAL YEAR     ($/SHARE)(1)       DATE       5%($)    10%($)
        -------------           -------   ----------   -------------   --------------   ----------   -------   -------
Thomas J. Seykora(1)..........  6/15/99     10,000          12%            $8.75        6/14/2009    $4,375    $8,750

---------------
(1) The option was granted at an exercise price equal to the closing price of a share Common Stock on the day before the date of grant. As of May 16, 2000, the closing sale price of our Common Stock as quoted on The Nasdaq Stock Market was $7.9062. The exercise price was to be payable by delivery of cash or by such other method as may have been approved by the administrator of our 1999 Stock Option Plan; however, Mr. Seykora resigned as our CFO on November 17, 1999, prior to any vesting of the option.

(2) Pursuant to applicable regulations, these amounts represent certain assumed rates of appreciation only. Actual gain, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information regarding option exercises in the fiscal year ended December 31, 1999, by the Named Officers and the value of unexercised options held by the Named Officers as of December 31, 1999.

                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING       VALUE ($) OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                  SHARES                      DECEMBER 31, 1999           DECEMBER 31, 1999(1)
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME                EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------   -----------   -------------   -----------   -------------
Robert J. Gray................    77,413        --              0              0              0              0
William S. Holmes.............        --        --          3,484          8,128         25,433         59,334
Thomas J. Seykora(2)..........     2,540        --              0              0              0              0

---------------
(1) The closing price of our Common Stock on December 31, 1999 on The Nasdaq Stock Market was $8.00 per share.

(2) Mr. Seykora resigned as the Chief Financial Officer of the Company on November 17, 1999.

EMPLOYMENT AGREEMENTS

     Kris Shah and William Davis have each entered into two-year employment agreements with us, effective as of June 9, 1999. Each agreement provides that after the initial term it will automatically renew for successive one-year terms unless it is terminated by us or by the employee through written notice given to the other party 90 days before the expiration of the then current term. Their salaries may be adjusted by the Board of Directors. Each of Messrs. Shah and Davis are also entitled to receive annual bonus awards of $100,000 if we have earnings of $2.5 million or more and an additional $37,500 for each additional $1.0 million of earnings in excess of $2.5 million. In making the calculation for the bonuses, we will measure earnings before interest and taxes and will add back the amortization of goodwill and other intangibles.

     Each employment agreement provides that, in addition to being terminated through the notice feature described above, employment may be terminated as follows:

     - by the employee if the employee has good reason to terminate the agreement. Good reason exists if:

      - the employee is relieved of his position as, or is not reappointed as, an officer of Litronic;

      - the employee's title, office or responsibilities change substantially;

      - the employee's base salary is reduced to an amount that is less than $175,000 or by more than 10%;

      - we fail to maintain our employee benefit plan;

      - we sell or transfer our company and fail to obtain the successor's assumption of the employment agreement; or

      - we fail to comply with a material term of the employment agreement and fail to cure the default after appropriate notice.

     - by us if we determine that due case for termination exists. Due cause exists if we find the employee:

      - intentionally misapplied our money or property;

      - committed an act of dishonesty that harmed us;

      - was convicted of a felony or a crime involving moral turpitude;

      - has used a controlled substance, including alcohol, which affects his ability to perform his job duties; or

      - breached the terms of the employment agreement.

     - Additionally, we can terminate the terms of the agreement upon the employee's:

      - death;

      - disability for more than 180 days after we give 30 days' notice of our intention to terminate the employment agreement; or

      - retirement.

     We may be obligated to make payments to the employee upon termination of employment depending on the circumstances surrounding the termination. If the employment agreement is terminated by the employee after giving notice, by us for cause or by the employee in breach of the agreement, we will not be obligated to pay any compensation after the termination date, except:

     - employee benefits;

     - unpaid base salary the employee has earned which we have not paid; and

     - vested stock options.

     If the employment agreement is terminated by the employee for good reason or by us through a constructive termination, we will be obligated to pay the employee:

     - his annual salary for the greater of the balance of the term of the employment agreement or for a period of two years;

     - a pro rata bonus for the fiscal year in which the termination occurs;

     - continuing medical and life employee benefits for six months after the termination; and

     - vested stock options.

     Each of the employment agreements also contains non-compete, confidentiality and non-disclosure clauses designed to protect our intellectual property. Additionally, each agreement contains a provision designed to preclude the employee from claiming rights to any products or technologies he developed while in our employ or for a two-year period following his termination.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1999, the Board of Directors did not establish a Compensation Committee. The compensation of the executive officers was determined by the Board of Directors, with interested directors abstaining. During the fiscal year ended December 31, 1999, the directors were Kris Shah and William W. Davis, Sr., with Mark Gembicki, and Matthew Medeiros joining as independent directors beginning June 14, 1999. No member of the Board of Directors has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The following report is submitted by the members of the Board of Directors with respect to the executive compensation policies established by the Board of Directors and compensation paid or awarded to executive officers for the fiscal year ended December 31, 1999.

     The Board of Directors (the "Board") establishes the compensation level for the Company's Chief Executive Officer ("CEO") and other executive officers based upon the Board's discretion, taking into account factors it deems appropriate, such as competitive factors, attainment of established Company financial performance criteria, long term financial and strategic goals and the implementation of key strategic programs and products.

     The Board believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's shareholders. In addition, the compensation programs should support the short-term and long-term strategic goals and-values of the Company and should reward individual contributions to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     The Board's policy is to provide the Company's executive officers with compensation opportunities that are based upon the financial performance of the Company and the executive officers' contribution to that performance. In light of the competitiveness to retain qualified executive officers, the Board also takes into consideration whether the compensation offered to its executive officers is competitive enough to attract and retain highly skilled individuals. Compensation for the CEO for fiscal 1999, as reported above, was based on the Board's analysis of the Company's financial performance and achievement of strategic objectives, and the CEO's contribution to this performance and these achievements.

     The Board also offers alternative sources of compensation, such as incentive stock options, to the executive officers. Options provide executive officers with the opportunity to buy and maintain an equity in the Company and to share in the appreciation of the value of the Common Stock of the Company. In addition, if a participant were to leave prior to vesting in these options, a significant number of the options would be forfeited. This makes it more difficult for competitors to recruit key employees away from the Company. The Board believes that the option grants afford a desirable long-term compensation method because they closely ally the interests of management and other employees of the company with shareholder value and motivate the Company's officers to improve long-term stock market performance.

     The Company's policy is not to disclose target levels with respect to specific quantitative or qualitative performance-related factors, or factors considered to involve confidential business information, because their disclosure would have an adverse effect on the Company.

     Based on its review of all of the factors described above, the Board has determined that salaries for the Company's executive officers will be maintained at their fiscal 1999 levels. All amounts paid or accrued during fiscal 1999 under the above described plans and programs are included in the tables above.

Respectfully submitted,

The Board of Directors

     /s/ Kris Shah        /s/ William W. Davis,       /s/ Mark Gembicki       /s/ Matthew Medeiros
-----------------------            Sr.             -----------------------   -----------------------
       Kris Shah         -----------------------        Mark Gembicki           Matthew Medeiros
       Chairman           William W. Davis Sr.

         COMPANY PERFORMANCE AND COMPARISON OF CUMULATIVE TOTAL RETURNS

     The following graph shows a comparison of cumulative total returns for the Company, Nasdaq Market Index and Nasdaq Peer group for the period that commenced on June 30, 1999 and ended December 31, 1999.

     Notwithstanding anything to the contrary set forth in our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report, and the performance graph below and the underlying data, shall not be incorporated by reference in any such filings.

                 COMPARISON OF 7 MONTH CUMULATIVE TOTAL RETURN*
           AMONG LITRONIC INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE S & P COMPUTERS (PERIPHERALS) INDEX
LITRONIC PERFORMANCE GRAPH

                                                                                  NASDAQ STOCK               S & P COMPUTERS
                                                      LITRONIC INC.               MARKET (U.S.)               (PERIPHERALS)
                                                      -------------               -------------              ---------------
6/9/1999                                                 100.00                      100.00                      100.00
12/31/1999                                                72.73                      164.37                      204.04

---------------

* $100 INVESTED ON 6/9/99 IN STOCK OR ON 5/31/99 IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS.

     The total cumulative returns on investment shown for us, the Nasdaq Market Index and the S&P Computers (Peripherals) Index are based on the assumptions that on June 30, 1999, $100 was invested in our Common Stock and on May 31, 1999, $100 was invested in each Index and that all dividends were reinvested.

                                  PROPOSAL ONE

      APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1999 STOCK OPTION PLAN

INTRODUCTION

     On May 3, 2000, the Board of Directors approved, subject to the approval of the stockholders, an amendment and restatement of our 1999 Stock Option Plan (the "1999 Plan") that would increase the number of shares of Common Stock underlying options that may be granted under the 1999 Plan from its present number of 600,000 shares to 1,500,000 shares. As of April 21, 2000, there were 487,500 shares available for future stock option grant under the 1999 Plan.

     The Board of Directors believes that adding shares to the 1999 Plan is in our best interests because it will assist us in attracting and retaining capable directors, employees and consultants by providing them with appropriate equity incentives. The 1999 Plan plays an important role in our efforts to attract and retain employees of outstanding ability. In addition, we consider acquisitions as a part of our business strategy. Because the acquisitions may involve both the issuance of additional shares and options to acquire shares of Common Stock as consideration and an increase in the number of employees, the Board of Directors considered it appropriate to increase the number of shares of Common Stock issuable pursuant to stock options that may be granted under the 1999 Plan.

     The following is a general summary of the 1999 Plan, which is qualified in its entirety by reference to the full text of the amended and restated 1999 Plan, attached to this Proxy Statement as Exhibit A.

SHARES SUBJECT TO THE 1999 PLAN

     The stock available for issuance under the 1999 Plan consists of shares of our authorized but unissued Common Stock. The Board of Directors originally reserved an aggregate of 600,000 shares of Common Stock for issuance under the 1999 Plan. If our stockholders approve the amendment and restatement of the 1999 Plan, the maximum number of shares that may be issued upon exercise of stock options that may be granted under the 1999 Plan will be 1,500,000 shares. If any previously granted option expires or otherwise terminates, in whole or in part, without having been exercised in full, the stock not issued under such option will revert to and again become available for issuance under the 1999 Plan. The number of shares issuable pursuant to the 1999 Plan, and the exercise price of such options, is subject to proportional adjustments to reflect stock splits, stock dividends, mergers, consolidations, and similar events.

ELIGIBILITY FOR PARTICIPATION

     Options granted under the 1999 Plan may be either "incentive stock options," which are intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. Employees, including officers and directors who are employees, of the Company or its subsidiaries ("Eligible Employee") may be granted incentive or non-qualified stock options. However, members of the Board of Directors who are not officers or employees of the Company or its subsidiaries, and consultants to the Company and its subsidiaries may only be granted non-qualified stock options.

     As of December 31, 1999, approximately 133 persons were eligible to participate in the 1999 Plan, and 101,500 shares were subject to outstanding options.

ADMINISTRATION

     The 1999 Plan is administered by the Board of Directors. Administration of the 1999 Plan may be delegated to a committee. Subject to the terms of the 1999 Plan, the Board of Directors determines the persons who are to receive awards, the number of shares subject to each such award, and the terms and conditions of such awards.

EXERCISE OF OPTIONS

     The Board of Directors or committee thereof determines whether each option is exercisable in whole or in consecutive installments, cumulative or otherwise.

     The exercise price of any incentive stock option granted under the 1999 Plan may not be less than the fair market value of the shares of Common Stock underlying such option, determined as of the date of the grant. If an Eligible Employee possesses at least 10% of the total combined voting power of all classes of our stock at the time of grant of an incentive stock option (a "10% Eligible Employee"), the exercise price may not be less than 110% of the fair market value of the Common Stock underlying the option, determined as of the date of the grant. The exercise price of non-qualified stock options shall be not less than 85% of the fair market value of the Common Stock underlying the option. The exercise price of an option may be paid in cash or, at the discretion of the Board of Directors or committee, through the delivery of other shares of our Common Stock or delivery to us of all or part of an option granted under the 1999 Plan for cashless exercise. The Board of Directors or a committed formed by the Board of Directors may provide for other methods of payment upon the exercise of an option.

     As of April 21, 2000, the aggregate fair market value of shares of Common Stock subject to outstanding options under the 1999 Plan was $931,635 based upon the closing sale price $8.2812 of such stock on The Nasdaq Stock Market on such date.

EXPIRATION OF OPTIONS

     No option granted under the 1999 Plan may be made exercisable after the expiration of ten years from the date such option is granted. In addition, any option granted to a 10% Eligible Employee may not be made exercisable after the expiration of five years from the date the option is granted. Subject to certain exceptions described in the 1999 Plan, options may terminate before their expiration as described below.

     Before the expiration date of an option, such option is exercisable (to the extent vested) by an Eligible Employee or eligible director or consultant while such person continues to be employed by, or is performing services for, us or our subsidiaries. Upon the termination of an Eligible Employee's employment or the termination of an eligible director or consultant's relationship with us or our subsidiaries (other than termination by death, by disability, or by involuntary dismissal for cause or voluntary resignation in violation of any agreement to remain in our employ), an option may be exercised (to the extent exercisable at the date of termination) within the earlier of three months after such termination of employment or relationship, or the expiration date of the option as provided in the option agreement.

     If an Eligible Employee's employment or eligible director or consultant's relationship with us or our subsidiaries terminates by reason of disability, the option may be exercised (to the extent exercisable at the date of termination) within the earlier of twelve months following such termination or the expiration date of the option as provided in the option agreement. Following the death of an Eligible Employee or Eligible Director or Consultant, the option may be exercised (to the extent exercisable at the date of death) by the Optionee's estate on the earlier of twelve months from the date of death or the expiration date of such option as provided in the option agreement.

     If an Eligible Employee or eligible director or consultant is terminated for cause, or voluntarily resigns in violation of any agreement to remain in our employ, his or her option shall terminate immediately.

     Options which are not exercisable by an Eligible Employee or eligible director or consultant at the time of termination of employment or termination of relationship with us or our subsidiaries will terminate as of the date of termination of employment or relationship.

AMENDMENTS

     The Board may amend, suspend or terminate the 1999 Plan, without notice, and in its sole discretion. Provided however, any amendment, suspension, or termination of the 1999 Plan by the Board, however, shall not materially impair any option previously granted under the 1999 Plan without the express written consent of the Optionee. In addition, any amendment that materially increase the number of shares, increase the benefits, modify the eligibility requirements, or alter the method for determining the option exercise price must be approved by stockholders.

TERM OF THE 1999 PLAN

     Unless terminated earlier as provided in the 1999 Plan, the 1999 Plan will terminate on February 9, 2009, which is ten years from the date the 1999 Plan was adopted by the Board.

FEDERAL INCOME TAX INFORMATION

  Incentive Stock Options

     Upon the grant of an incentive stock option, the Optionee will not recognize any taxable income and we will not be entitled to a tax deduction. Upon the exercise thereof while the Optionee is employed by us or our subsidiary or within three months after termination of employment, the Optionee will not recognize taxable income if certain holding period requirements under the Code are met; however, under certain circumstances, the excess of the fair market value of the shares of Common Stock acquired upon such exercise over the exercise price may be subject to the alternative minimum tax.

     If the shares of Common Stock acquired pursuant to the exercise of an incentive stock option are held for at least two years from the date of grant and at least one year from the date of exercise, the Optionee's gain or loss upon a disposition of such shares of Common Stock will be a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If the Optionee satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If such shares are disposed of prior to the expiration of these holding periods, the Optionee will recognize ordinary income on certain amounts in excess of the option price and we will be entitled to a corresponding tax deduction.

  Nonqualified Stock Options

     Upon the grant of a nonqualified stock option, the Optionee will not recognize any taxable income. Upon the exercise thereof, the Optionee will recognize taxable income in an amount equal to the difference between (i) the fair market value of the shares of Common Stock acquired upon such exercise, and
(ii) the exercise price. At that time, we will be entitled to a corresponding tax deduction. Upon a subsequent disposition of shares of Common Stock acquired upon the exercise of a non-qualified option, the Optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of such shares.

     THE SUMMARY OF FEDERAL INCOME TAX INFORMATION SET FORTH ABOVE IS FOR GENERAL REFERENCE ONLY AND DOES NOT PURPORT TO COVER ALL FEDERAL INCOME TAX CONSEQUENCES THAT MAY APPLY TO ALL CATEGORIES OF STOCKHOLDERS. ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE OPTION GRANTS TO SUCH STOCKHOLDERS

NEW PLAN BENEFITS

     As stated above, the Board or a committee thereof has the authority to determine the amounts, terms and grant dates of options to be granted in the future to Eligible Employees or eligible directors or consultants under the 1999 Plan. To date, no such determinations have been made and, as a result, it is not possible to state such information.

     The following table sets forth information concerning stock options granted pursuant to the 1999 Plan from January 1, 1999 through December 31, 1999 to (i) the Named Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group:

                                                                            NO. OF SHARES SUBJECT
               NAME                                 TITLE                    TO OPTIONS GRANTED
               ----                                 -----                   ---------------------
Robert J. Brich                      Vice President, Network Solutions              9,000
                                     Sales
James Prohaska                       Vice President, Sales                         17,500
Matthew Medeiros                     Director                                       7,500
Mark Gembicki                        Director                                       7,500
Thomas J. Seykora(1)                 Former Chief Financial Officer                10,000
All current executive officers as a                                                26,500
  group (4 persons)
All current directors (other than                                                  15,000
  executive officers) as a group (2
  persons)
All employees (including all                                                       60,000
  officers who are not executive
  officers) as a group (29 persons)

---------------
(1) Thomas J. Seykora resigned as our Chief Financial Officer on November 17, 1999. As a result, the options granted to Mr. Seykora did not vest.

     Other than the persons listed above, no other Named Officers received stock options under the 1999 Plan during fiscal year 1999.

 VOTE REQUIRED FOR THE APPROVAL OF INCREASE IN AUTHORIZED SHARES ISSUABLE UNDER
                           THE 1999 STOCK OPTION PLAN

     The affirmative vote of the holders of a majority of our outstanding shares entitled to vote is required for approval of the increase in authorized shares under the 1999 Plan from 600,000 shares to 1,500,000 shares. Accordingly, abstentions and broker non-votes will have the same effect as votes against the proposal. If a choice is not specified in a proxy, proxies solicited by management will be voted FOR approval of the increase in authorized shares under the 1999 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCREASE IN THE AUTHORIZED SHARES ISSUABLE PURSUANT TO THE EXERCISE OF OPTIONS THAT MAY BE GRANTED UNDER THE 1999 STOCK OPTION PLAN.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ended December 31, 1999 and the fiscal year ending December 31, 2000, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     KPMG LLP was engaged as our independent auditors during the fiscal year ended December 31, 1997. KPMG LLP continued to serve as our independent auditors and has been appointed by the Board of Directors to continue as the Company's independent auditors for the fiscal year ended December 31, 2000. KPMG LLP has audited our financial statements for the fiscal years ended December 31, 1997, 1998 and 1999. The Board of Directors expects that a representative of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he/she so desires, and is expected to be available to respond to appropriate questions.

     In the fiscal years ended December 31, 1997, 1998, and 1999, there have been no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                         ANNUAL REPORT TO STOCKHOLDERS

     Our Annual Report to Stockholders for the fiscal year ended December 31, 1999, including audited consolidated financial statements, is being mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                           ANNUAL REPORT ON FORM 10-K

     A copy of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of exhibits), will be furnished by first class mail, without charge to any person from whom the accompanying proxy is solicited upon written request to Litronic Inc., Attention: Investor Relations, 17861 Cartwright Road, Irvine, California 92614. If exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of our public filings, including the Annual Report on Form 10-K, can be found on the World Wide Web at www.sec.gov.

                             STOCKHOLDER PROPOSALS

     Pursuant to Regulation 14a-8 of the Securities and Exchange Commission, proposals by stockholders which are intended for inclusion in our proxy statement and proxy to be presented at our next annual meeting must be received by us by January 19, 2001, in order to be considered for inclusion in our proxy materials. Such proposals shall be addressed to our Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the Securities and Exchange Commission governing stockholder proposals. For all other proposals by stockholders to be timely, under our Bylaws, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices not later than no later than the close of business on the 60th day nor earlier than the close of the business on the 90th day prior to the meeting; provided, however, if less than 65 days notice of the meeting is given to stockholders, notice by stockholder must be delivered not earlier than the close of the business on the seventh day following the day on which the notice of meeting was mailed. If a stockholder fails to so notify us of any such proposal prior to such date, management will be allowed to use its discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting (without any discussion of the matter in our proxy statement).

                                 OTHER MATTERS

     Management does not know of any other matters which are to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                                   EXHIBIT A

                  AMENDED AND RESTATED 1999 STOCK OPTION PLAN

                                 LITRONIC INC.
                  AMENDED AND RESTATED 1999 STOCK OPTION PLAN

     1. Purpose of the Plan. The purpose of this Amended and Restated 1999 Stock Option Plan ("Plan") of Litronic Inc., a Delaware corporation ("Company"), is to provide the Company with a means of attracting and retaining the services of highly motivated and qualified directors and key personnel. The Plan is intended to advance the interests of the Company by affording to directors and key employees, upon whose skill, judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, an opportunity for investment in the Company and the incentives inherent in stock ownership in the Company. In addition, the Plan contemplates the opportunity for investment in the Company by employees of companies that do business with the Company. For purposes of this Plan, the term Company shall include subsidiaries, if any, of the Company.

     2. Legal Compliance. It is the intent of the Plan that all options ranted under it ("Options") shall be either "Incentive Stock Options" ("ISOs"), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options ("NQOs"): provided, however, ISOs shall be granted only to employees of the Company. An Option shall be identified as an ISO or an NQO in writing in the document or documents evidencing the grant of the option. All options that are not so identified as ISOs are intended to be NQOs. In addition, the Plan provides for the grant of NQOs to employees of companies that do business with the Company. It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities exchange Act of 1934, as amended ("Rule 16b-3"). To the extent that any aspect of the Plan or its administration is at any time viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, that aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with the Rule 16b-3 requirements.

     3. Administration of the Plan.

          3.1 Plan Committee. The Plan shall be administered by a committee ("Committee"). The members of the Committee shall be appointed from time to time by the Board of Directors of the Company ("Board") and shall consist of not less an two nor more than five persons, who shall be directors of the Company; provided, however, that if at any time the Board consists of only a sole director, that sole director shall constitute the Committee.

          3.2 Grants of Options by the Committee. In accordance with the provisions of the Plan, the Committee, by resolution, shall select those eligible persons to whom Options shall be granted ("Optionees"); shall determine the time or times at which each Option shall be granted, whether an option is an ISO or an NQO and the number of shares to be subject to each Option; and shall fix the time and manner in which the option may be exercised, the Option exercise price, and the Option period. The Committee shall determine the form of option agreement to evidence the foregoing terms and conditions of each option, which need not be identical, in the form provided for in SECTION 7. The option agreement may include such other provisions as the Committee may deem necessary or desirable consistent with the Plan, the Code and Rule 16b-3.

          3.3 Committee Procedures. The Committee from time to time may adopt whatever rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee shall keep minutes of its meetings and records of its actions. A majority of the members of the Committee shall constitute a quorum for the transaction of any business by the committee. The Committee may act at any time by an affirmative vote of a majority of those members voting. The vote may be taken at a meeting (which may be conducted in person or by any telecommunication medium) or by written consent of Committee members without a meeting.

          3.4 Finality of Committee Action. The Committee shall resolve all questions arising under the Plan and option agreements entered into pursuant to the Plan. Each determination, interpretation, or other action made or taken by the Committee shall be final and conclusive and binding on all persons, including, without limitation, the Company, its shareholders, the Committee and each of the members of the Committee, and the directors, officers and employees of the Company, including Optionees and their respective successors in interest.

          3.5 Non-Liability of Committee Members. No Committee member shall be liable for any action or determination made by him or her in good faith with respect to the Plan or any option granted under it.

     4. Board Power to Amend, Suspend, or Terminate the Plan. The Board may, from time to time, make whatever changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its shareholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion. Notwithstanding the foregoing, no change, addition, suspension, or termination by the Board shall (i) materially impair any option previously granted under the Plan without the express written consent of the Optionee; or (ii) materially increase the number of shares subject to the Plan, materially increase the benefits accruing to Optionees under the Plan, materially modify the requirements as to eligibility to participate in the Plan or alter the method of determining the option exercise price described in
SECTION 8, without shareholder approval.

     5. Shares Subject to the Plan. For purposes of the Plan, the Committee is authorized to grant options for up to 1,500,000 shares of the Company's common stock ("Common Stock"), or the number and kind of shares of stock or other securities which, in accordance with SECTION 13, shall be substituted for shares of Common Stock or to which shares of Common Stock shall be adjusted. The committee is authorized to grant options under the Plan with respect to those shares. Any or all unsold shares subject to an option which for any reason expires or otherwise terminates (excluding shares returned to the Company in payment of the exercise price for additional shares) may again be made subject to grant under the Plan.

     6. Optionees. Options shall be granted only to officers, directors or key employees of the Company or employees of companies that do business with the Company designated by the Committee from time to time as Optionees. Any Optionee may hold more than one option to purchase Common Stock, whether the option is an option held pursuant to the Plan or otherwise. An Optionee who is an employee of the Company ("Employee Optionee") and who holds an option must remain a continuous full or part-time employee of the Company from the time of grant of the Option to him until the time of its exercise, except as provided in SECTION 10.3.

     7. Grants of Options. The Committee shall have the sole discretion to grant Options under the Plan and to determine whether any Option shall be an ISO or NQO. The terms and conditions of options granted under the Plan may differ from one another as the Committee, in its absolute discretion, determines, as long as all Options granted under the Plan satisfy the requirements of the Plan. Upon determination by the Committee that an Option is to be granted to an Optionee, a written option agreement evidencing the Option shall be given to the Optionee, specifying the number of shares subject to the Option, the option exercise price, whether the Option is an ISO or an NQO, and the other individual terms and conditions of the Option. The option agreement may incorporate generally applicable provisions from the Plan, a copy of which shall be provided to all Optionees at the time of their initial grants under the Plan. The option shall be deemed granted as of the date specified in the grant resolution of the Committee, and the option agreement shall be dated as of the date of the resolution. Notwithstanding the foregoing, unless the Committee consists solely of non-employee directors, any Option granted to an executive officer, director or 10% beneficial owner for purposes of Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16 of the 1934 Act"), shall either be (a) conditioned upon the Optionee's agreement not to sell the shares of Common stock underlying the option for at least six months after the date of grant or (b) approved by the entire Board or by the shareholders of the Company.

     8. Option Exercise Price. The price per share to be paid by the Optionee at the time an ISO is exercised shall not be less than 100% of the Fair market value (as hereinafter defined) of one share of the Company's Common Stock on the date on which the Option is granted. No ISO may be granted under the Plan to any person who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of 11 classes of stock of the Company or of any parent thereof, unless the exercise price of the ISO is at least equal to 110% of Fair Market Value on the date of grant. The price per share to be paid by the Optionee at the time an NQO is exercised shall not be less than 85% of the Fair Market Value on the date on which the NQO is granted, as determined by the Committee. For purposes of the plan, the "Fair Market Value" of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the day immediately preceding that date, or, if shares were not traded on that date, then on the next preceding trading day during which a sale occurred; or (ii) if the Company's Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the last sale price for the Common Stock on the day immediately preceding that date as reported by Nasdaq or the successor quotation system; or (iii) if the Company's Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the closing bid price for the Common stock on that date as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith. In addition, with respect to any ISO, the Fair Market Value on any given date shall be determined in a manner consistent with any regulations issued by the Secretary of the Treasury for the purpose of determining fair market value of securities subject to an ISO plan under the Code.

     9. Ceiling of ISO Grants. The aggregate Fair Market Value (determined at the time any ISO is granted) of the Common Stock with respect to which an Optionee's ISOs, together with incentive stock options granted under any other plan of the Company and any parent, are exercisable for the first time by such Optionee during any calendar year shall not exceed $100,000. If an optionee holds incentive stock options that become first exercisable (including as a result of acceleration of exercisability under the Plan) in any one year for shares having a Fair Market Value at the date of grant in excess of $100,000, then the most recently granted of the ISOs, to the extent that they are exercisable for shares having an aggregate Fair Market Value in excess of the limit, shall be deemed to be NQOs.

     10. Duration, Exercisability, and Termination of Options.

          10.1 Option Period. The option period shall be determined by the Committee with respect to each Option granted. In no event, however, may the option period exceed ten years from the date on which the Option is granted, or five years in the case of a grant of an ISO to an Optionee who is a 10% shareholder at the date on which the Option is granted as described in SECTION 8.

          10.2 Exercisability of Options. Each Option shall be exercisable in whole or in consecutive installments, cumulative or otherwise, during its term as determined in the discretion of the Committee.

          10.3 Termination of Options Due to Termination of Employment, Disability, or Death of Optionee; Termination for "Cause", or Resignation in Violation of an Employment Agreement. All options granted under the Plan to any Employee Optionee shall terminate and may no longer be exercised if the Employee Optionee ceases, at any time during the period between the grant of the Option and its exercise, to be an employee of the Company; provided, however, that the Committee may alter the termination date of the option if the Optionee transfers to an affiliate of the Company. Notwithstanding the foregoing, (i) if the Employee Optionee's employment with the Company terminates for any reason (other than involuntary dismissal for "cause" or voluntary resignation in violation of any agreement to remain in the employ of the Company, including, without imitation, any such agreement pursuant to SECTION 15), he or she may, at any time before the expiration of three months after termination or before expiration of the Option, whichever first occurs, exercise the option (to the extent that the Option was exercisable by him or her on the date of the termination of his or her employment); (ii) if the Employee Optionee's employment terminates due to disability (as defined in Section 22(e)(3) of the Code and subject to such proof of disability as the Committee may require), the Option may be exercised by the Employee Optionee (or by his guardians), or conservator(s), or other legal representatives)) before the expiration of 12 months after termination or before expiration of the option, whichever first occurs (to the extent that the Option was exercisable by him or her on the date of the termination of his or her employment); (iii) in the event of the death of the Employee Optionee, an option exercisable by him or her at the date of his or her death shall be exercisable by his or her legal representative(s), legatee(s), or heir(s), or by his or her beneficiary or beneficiaries so designated by him or her, as the case may be, within 12 months after his or her death or before the expiration of the option, whichever first occurs (to the extent that the option was exercisable by him or her on the date of his or her death); and (iv) if the Employee Optionee's employment is terminated for "cause" or in violation of any agreement to remain in the employ of the Company, including, without limitation, any such agreement pursuant to SECTION 14, his or her option shall terminate immediately upon termination of employment, and the Option shall be deemed to have been forfeited by the Optionee. For purposes of the Plan, "cause" may include, without limitation, any illegal or improper conduct which (1) injures or impairs the reputation, goodwill, or business of the Company; (2) involves the misappropriation of funds of the Company, or the misuse of data, information or documents acquired in connection with employment by the Company; or (3) violates any other directive or policy promulgated by the Company. A termination for "cause" may also include any resignation in anticipation of discharge for "cause" or resignation accepted by the Company in lieu of a formal discharge for "cause."

     11. Manner of Option Exercise; Rights and Obligations of Optionees.

          11.1 Written Notice of Exercise. An Optionee may elect to exercise an option in whole or in part, from time to time, subject to the terms and conditions contained in the Plan and in the agreement evidencing the option, by giving written notice of exercise to the Company at its principal executive office.

          11.2 Cash Payment for Optioned Shares. If an option is exercised for cash, the exercise notice shall be accompanied by a cashier's or personal check, or money order, made payable to the Company for the full exercise price of the shares purchased.

          11.3 Stock Swap Feature. At the time of the option exercise, and subject to the discretion of the Committee to accept payment in cash only, the Optionee may determine whether the total purchase price of the shares to be purchased shall be paid solely in cash or by transfer from the Optionee to the company of previously acquired shares of Common Stock, or by a combination thereof. If the Optionee elects to pay the total purchase price in whole or in part with previously acquired shares of Common Stock, the value of the shares shall be equal to their Fair Market Value on the date of exercise, determined by the Committee in the same manner used for determining Fair Market Value at the time of grant for purposes of SECTION 8.

          11.4 Investment Representation For Non-Registered Shares And Legality Of Issuance. The receipt of shares of Common Stock upon the exercise of an option shall be conditioned upon the Optionee (or any other person who exercises the option on his or her behalf as permitted by SECTION 10.3) providing to the Committee a written representation that, at the time of such exercise, it is the intent of that person(s) to acquire the shares for investment only and not with a view toward distribution. The certificate for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that the restriction is not necessary under then pertaining law. The providing of the representation and the restrictions on transfer shall not, however, be required upon any person's receipt of shares of Common Stock under the Plan if, at the time of grant of the Option relating to receipt or upon receipt, whichever is the appropriate measure under applicable federal or state securities laws, the shares subject to the option shall be (i) covered by an effective and current registration statement under the Securities Act of 1933, as amended, and (ii) either qualified or exempt from qualification under applicable state securities laws. The Company shall, however, under no circumstances be required to sell or issue any shares under the Plan if, in the opinion of the Committee, (i) the issuance of the shares would constitute a violation by the Optionee or the Company of any applicable law or regulation of any governmental authority or ii) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of the shares.

          11.5 Shareholder Rights of Optionee. Upon exercise, the Optionee (or any other person who exercises the option on his or her behalf as permitted by SECTION 10.3) shall be recorded an the books of the Company as the owner of the shares, and the Company shall deliver to the record owner one or more duly issued stock certificates evidencing ownership. No person shall have any rights as a shareholder with respect to any shares of Common Stock covered by an option granted pursuant to the Plan until that person has become the holder of record of the shares. Except as provided in SECTION 13, no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date that person becomes the holder of record of the shares.

          11.6 Holding Periods for Tax Purposes. The Plan does not provide that an Optionee must hold shares of Common Stock acquired under the Plan for any minimum period of time. Optionees are urged to consult with their own tax advisors with respect to the tax consequences to them of their individual participation in the Plan.

     12. Successive Grants. Successive grants of Options may be made to any optionee under the Plan.

     13. Adjustments.

          (a) Except to the extent already contemplated by SECTION 5, if the outstanding Common stock is hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the company or of another corporation, by reason of a recapitalization, reclassification, reorganization, merger, consolidation, share exchange or other business combination in which the Company is the surviving parent corporation, stock split-up, combination of shares or dividend or other distribution payable in capital stock or rights to acquire capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding and unexercised options shall be exercisable, to the end that the proportionate interest of the holder of the option shall, to the extent practicable, be maintained as before the occurrence of the event. The adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the exercise price per share.

          (b) Upon the dissolution or liquidation of the Company, any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee.

          (c) Upon a Reorganization (as hereinafter defined), then,

             (i) If there is no plan or agreement with respect to the Reorganization ("Reorganization Agreement"), or if the Reorganization Agreement does not specifically provide for the adjustment, change, conversion, or exchange of the outstanding and unexercised options for cash or other property or securities of another corporation, then any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee; or

             (ii) If there is a Reorganization Agreement, and the Reorganization Agreement specifically provides for the adjustment, change, conversion or exchange of the outstanding and unexercised options for cash or other property or securities of another corporation, then the Committee shall adjust the shares under the outstanding and unexercised options, and shall adjust the shares remaining under the Plan which are then available for the issuance of options under the Plan if the Reorganization Agreement makes specific provisions therefor, in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of the options and shares.

          (d) The term "Reorganization" as used in this SECTION 13 means any reorganization, merger, consolidation, share exchange or other business combination pursuant to which the Company is not the surviving parent corporation after the effective date of the Reorganization, or any sale or lease of all or substantially all of the assets of the Company. Nothing herein shall require the Company to adopt a Reorganization Agreement, or to make provision for the adjustment, change, conversion, or exchange of any options or the shares subject thereto, in any Reorganization Agreement which it does adopt.

          (e) The Committee shall provide to each Optionee then holding an outstanding and unexercised option not less than 30 calendar days' advanced written notice of any date fixed by the Committee pursuant to this SECTION 13 and of the terms of any Reorganization Agreement providing for the adjustment, change, conversion, or exchange of outstanding and unexercised options. Except as the Committee may otherwise provide, each Optionee shall have the right during that period to exercise his or her option only to the extent that the option was exercisable on the date the notice was provided to the Optionee.

          Any adjustment to any outstanding ISO pursuant to this SECTION 13, if made by reason of a transaction described in Section 424(a) of the Code, shall be made so as to conform to the requirements of that Section and the regulations thereunder. If any other transaction described in Section 424(a) of the Code affects the Common Stock subject to any unexercised ISO theretofore granted under the Plan ("old option"), the Board of Directors of the Company or of any surviving or acquiring corporation may take such action as it deems appropriate, in conformity with the requirements of that Code Section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

          (f) No modification, extension, renewal, or other change in any option granted under the Plan may be made, after the grant of the option, without the Optionee's consent, unless it is permitted by the provisions of the Plan and the option agreement. In the case of an ISO, Optionees are hereby advised that certain changes may disqualify the ISO from being considered as such under Section 422 of the Code, or constitute a modification, extension, or renewal of the ISO under Section 424(h) of the Code.

          (g) All adjustments and determinations under this SECTION 13 shall be made by the Committee in good faith in its sole discretion.

     14. Continued Employment. As determined in the sole discretion of the Committee at the time of grant and if so stated in a writing signed by the Company, each Option may have as a condition the requirement of an Employee Optionee to remain in the employ of the Company, or of its affiliates, and to render to it his or her exclusive service, at such compensation as may be determined from time to time by it, for a period not to exceed the term of the Option, except for earlier termination of employment by or with the express written consent of the Company or on account of disability or death. The failure of any Employee Optionee to abide by this agreement as to any Option under the Plan may result in the termination of all of his or her then outstanding Options granted pursuant to the Plan. Neither the creation of the Plan nor the granting of Option(s) under it shall be deemed to create a right in an Employee Optionee to continued employment with the Company, and each Employee Optionee shall be and shall remain subject to discharge by the Company as though the Plan had ever come into existence. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in options granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise.

     15. Tax Withholding. The exercise of any option granted under the Plan is subject to the condition that if at any time the Company determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with, the exercise or a later lapsing of time or restrictions on or disposition of the shares of Common Stock received upon the exercise, then in that event, the exercise of the Option shall not be effective unless the withholding has been effected or obtained in a manner acceptable to the Company. When an Optionee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of any option, the Optionee may, subject to the approval of the Committee, which approval shall not have been disapproved at any time after the election is made, satisfy the obligation, in whole or in part, by electing to have the company withhold shares of Common Stock having a value equal to the mount required to be withheld. The value of the Common Stock withheld pursuant o the election shall be determined by the Committee, in accordance with the criteria set forth in SECTION 8, with reference to the date the amount of tax to be withheld is determined. The Optionee shall pay to the Company in cash any mount required to be withheld that would otherwise result in the withholding of fractional share.

The election by an Optionee who is an officer of the Company within the meaning of Section 16 of the 1934 Act, to be effective, must meet all of the requirements of Section 16 of the 1934 Act.

     16. Term of Plan.

          16.1 Effective Date. Subject to shareholder approval, the Plan shall become effective as of February 9, 1999.

          16.2 Termination Date. Except as to options granted and outstanding under the Plan prior to that time, the Plan shall terminate at midnight on February 9, 2009, and no option shall be granted after that time. Options then outstanding may continue to be exercised in accordance with their terms. The Plan may be suspended or terminated at any earlier time by the Board within the limitations set forth in SECTION 4.

     17. Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Company. This Plan shall be construed to be in addition to and independent of any and all other arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt, with or without shareholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

     18. Governing Law. The Plan and all rights and obligations under it shall be construed and enforced in accordance with the laws of the State of Delaware.

     19. Information to Optionees. Optionees under the Plan who do not otherwise have access to financial statements of the Company will receive the company's financial statements at least annually.

                                 LITRONIC INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 2000

    The undersigned hereby appoints Kris Shah, individually, the attorney, agent and proxy of the undersigned, with the power to appoint his substitute, to represent and vote, as designated below, all shares of Common Stock of Litronic Corporation held of record by the undersigned on April 21, 2000, at the Annual Meeting of Stockholders to be held at Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, CA 92612, on June 15, 2000, at 2:00 P.M., Pacific Time, and at any and all adjournments thereof.

    1. Amendment and Restatement of 1999 Stock Option Plan: Approval of the amendment and restatement of the 1999 Stock Option Plan of Litronic Inc. to increase the number of shares of Common Stock authorized for issuance under the 1999 Stock Option Plan from 600,000 shares to 1,500,000 shares.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

    2. Appointment of Independent Auditors: Ratification of the appointment of KPMG LLP as independent auditors of the Company of the fiscal year ended December 31, 1999 and for the fiscal year ending December 31, 2000.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

    3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                           Dated:

                                         ------------------------------------- ,
                                           2000

                                           Name:
                                           -------------------------------------

                                           Common Shares:
                                           -------------------------------------

                                           -------------------------------------
                                                         Signature

                                           -------------------------------------
                                                Signature (if jointly held)

                                           Please sign exactly as name appears
                                           hereon. When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, as executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by President or other
                                           authorized officer. If a partnership,
                                           please sign in partnership name by
                                           authorized person.